UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K


CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event
reported): March 11, 2011,


WINSONIC DIGITAL MEDIA GROUP, LTD.
(Exact name of registrant as specified in its charter)

(State of
Incorporation)
  Nevada

(Commission File
Number)000-32231

(IRS Employer
Identification
No.)52-2236253


8880 West Sunset Road Suite 130
Henderson. Nevada 89148
(Address of principal executive offices) (Zip Code)

(404) 223-2301
(Registrant?s telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act

Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act


In light of uncertain economic conditions and market volatility, WinSonic Digital Cable Systems Network,Corp(WDCSN)is taking this opportunity to update WinSonic Digital Media Group, Ltd.(WDMG) shareholders on recent corporate developments.

The Company continues to focus their efforts on growing existing markets,identifying additional market opportunities, product development and reducing expenses.WDCSN Corp Management believes that in spite of difficulties in the current economic environment there are ample opportunities for future economic growth and corporate prospects remain good.

DR. Ernest Carter, MD, PhD, President,
VIPMEDRX,and President of WinSonic Digital Cable
Systems Network Corp is a healthcare
and engineering professional as well as
entrepreneur with over 30 years experience in the practice of clinical medicine, 10 years in engineering and medical education, and implementation of biomedical and medical technology programs, and additional 16 years in managing telemedicine and health information technology start ups. He has designed and implemented projects such as the Howard University US Virgin
Islands Telemedicine project, the Emergency
Medicine Internet Teaching Tool in South Africa,
Urban Asthma TeleHealth Care, Distance Learning and Telehealth via the World Bank Global
Development Learning Network funded by
US Agency for International Development
USAID and the Howard University MOTTEP
Export TeleHealth Center, an NIH funded
project that instituted hypertension and diabetes telehealth self management systems in underserved populations to help reduce end stage renal disease in Washington
DC, Detroit, Richmond,and East Chicago.
He is published in the field of bioengineering and is former member of the Board of Regents of the National Library of Medicine and the Medical Advisory Board of Orasure.
He currently serves on the CRISP Clinical Excellence
Committee for the state of Marylands Health Information
Exchange HIE and Regional Extension Center
REC His professional affiliations include
IEEE Engineering in Medicine and Biology,
American Telemedicine Association, American
Medical Informatics Association and American
Academy of Pediatrics. Dr. Carter received his Ph.D in bioengineering from the University of Pennsylvania.Dr. Carter is board-certified in Pediatrics and received his MD from Harvard
Medical School and his Bachelor of Arts in Physics from Harvard College. His medical expertise includes extensive knowledge in the management, planning, and operations of pediatric and newborn services. He also was an Assistant
Professor and Associate Director of Materials Science
Research Center in the Howard Universitys
Department of Electrical Engineering. His area of expertise at Howard was biosensors and finite element modeling of the electrical properties of the human body. Prior leadership positions in engineering and medicine have included
Medical Director of Pediatric Services at Misericordia
Hospital in Philadelphia where he designed, planned and implemented a new inpatient level I newborn care service as well as built a new outpatient pediatric service for the West Philadelphia community
Associate Director and cofounder of a level II neonatal intensive care unit at Methodist Hospital in Philadelphia Vice president of Virgo-Carter
Pediatrics of Silver Spring, Maryland Founder and President of Telemedicine Solutions International, a telemedicine company that designed and implemented telehealth systems in the US and Caribbean for three years; Director and founder of Howard University
TeleHealth Sciences and Advanced Technology Center.

WDCSN Corp believe our core business and new products and services for Health Care will continue to realize material levels of growth.WinSonic Digital Cable Systems
Network Corp acquisition of VIPMEDRX in 2010, a digital telemedicine company providing personal, remote monitoring services, education and social networking capabilities to chronically ill patients.

While Tremendous economic and political influence continues to exert pressure on the healthcare and insurance industries as they identify ways of reducing cost without compromising the quality of patient care. Major corporations like Microsoft, AT&T, Google, Apple apps and Intel have introduced competing platforms for managing digital medical information. As competing platforms emerge, demand for application software continues to expand.VIPMEDRX placed a strategic focus on the chronically ill. Approximately 133 million or 45 percent of the United States suffer from at least one form of chronic illness. Many suffer needlessly due tolack of education. Into this environment VIPMEDRX is introducing a comprehensive platform that enables patients to self monitor, self educate and social network with other chronic sufferers.
Self monitoring results are digitally transmitted to a nurse attendant who reviews test results and provides direction through digital video conferencing when necessary.
The nurse attendant may involve attending physicians via video conference on an as needed basis as well.
In addition to offering monitoring capabilities, VIPMEDRX offers comprehensive educational opportunities to chronically ill patients.
Access to videos, journal articles and relevant websites increase patient awareness and empower the patient to actively manage and aggressively treat their chronic condition.
In addition to these capabilities VIPMEDRX links the patient to a social networking site providing communication with patients suffering from the same illness.Opportunities to discuss alternate forms of treatment and promote information sharing,provide patients a venue to exchange ideas and feelings with empathetic sources.
Our software is designed to pass the litmus test for all innovative medical solutions.
In addition to demonstrating a high degree of efficacy solutions must introduce cost savings, economies of scale and economic viability.

By incorporating VIPMEDRX software with
WinSonic Digital Cable Systems network corp relationships and Carbo Investments loction the two companies can capitalize on their combined strengths.

The online chronic disease management market is growing rapidly and is currently projected to exceed $25 billion annually. The market is virtually untapped with less than 5 percent of the needs of chronic illness patients addressed. The United States represents approximately 60 to 70 percent of this market. General Electric, Phillips, Microsoft, SUN, Intel, Cerner,McKesson and other fortune
500 companies are currently seeking to penetrate this market however there is no dominant, full service health information technology company offering a comprehensive chronic disease management product.
The federal government has set the bar for physicians and healthcare payers to manage patients more closely, particularly those with chronic diseases. One way this is accomplished is by linking reimbursement directly to their ability to coordinate and provide care outside of the physician's office.

The stage is set for the exponential growth of online management products offered by WinSonic Digital Cable
Systems Network. WDCSN will provide products, training and support, establishing technical teams for future development of marketing and product services.
WinSonic Digital Cable Systems Network hopefully will accomplish these objectives and the company believes the result will bring about significant market traction, increased revenue and shareholder value.

The company anticipates additional funding in the near term. The amount raised will cover a settlement agreement with Carbo Investments for WinSonic Digital
Cable Systems Network, Corp, Broadcast Center,
Super Computer Lab, Customer Care Support Service,
Winsonic Film lab, and Network Operations Center also operational and contract milestones as well as capital asset improvements.